AMENDMENT TO
NON-EXCLUSIVE PATENT & TECHNOLOGY LICENSE AGREEMENT

This Amendment to Non-Exclusive Patent & Technology License Agreement (this "Amendment") is entered into as of August 27, 2024 by and between SYSTEM73 LIMITED ("System73") and ALTISOURCE ASSET MANAGEMENT CORPORATION ("AAMC", together with System73, the "Parties").

WHEREAS, the Parties entered into that certain Non-Exclusive Patent & Technology License Agreement effective as of October 6, 2023 (the "Agreement"); and

WHEREAS, the Parties wish to modify certain provisions of the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the Parties agree that the Agreement shall be amended as follows:

1. The definition of "AAMC Common Stock Milestone" in the Agreement is hereby deleted in its entirety and replaced with the following definition:

   > "AAMC Dividend Milestone" means each instance in which the aggregate amount of one or more cash dividends paid to AAMC shareholders shall equal One Hundred Million Dollars ($100,000,000), *provided however*, that the principal source of funding for such dividends shall be income generated in respect of the Electric Vehicle technology subject of this Agreement.

2. Section 2.3 Issuance of Equity of the Agreement is hereby deleted in its entirety and replaced with the following Section 2.3:

   2.3 Compensation Due Upon AAMC Dividend Milestones

   (a) AAMC shall pay System73 compensation, in cash, upon the occurrence of each of the first five AAMC Dividend Milestones in the following amounts:

   (i) Ten Percent (10%) upon the first AAMC Dividend Milestone
   (ii) Twenty Percent (20%) upon the second AAMC Dividend Milestone
   (iii) Thirty Percent (30%) upon the third AAMC Dividend Milestone
   (iv) Forty Percent (40%) upon the fourth AAMC Dividend Milestone
   (v) Fifty Percent (50%) upon the fifth and all successive AAMC Dividend Milestones

   (b) If the obligations under this Section 2.3 are not fulfilled, System73 may treat such failure as a non-payment breach in accordance with Section 4.3(a).

3. Section 4.4 (b) of the Agreement is hereby deleted in its entirety.

4. Section 4.5(c) of the Agreement is hereby deleted in its entirety and replaced with the following Section 4.5(c):

4.5(c) AAMC shall pay System73 Ten Million Dollars ($10,000,000).

5 All provisions of the Agreement not replaced or modified by this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Amendment, effective as of the date first written above.

SYSTEM73 LIMITED

By: ____________________

William C. Erbey
Chief Executive Officer

ALTISOURCE ASSET MANAGEMENT CORPORATION

By: ____________________

Charles L. Frischer
Director